Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-168943, 333-191664, 333-206584, 333-213402, 333-220390, 333-233463, 333-258965) on Form S-8 of our reports dated June 28, 2024, with respect to the consolidated financial statements and financial statement schedule II of American Software, Inc. and the effectiveness of internal control over financial reporting.

 /s/ KPMG LLP
Atlanta, Georgia
June 28, 2024